                                                                    EXHIBIT 99.1

                         FORM OF LETTER OF TRANSMITTAL

                                AIRPLANES GROUP

         OFFER TO EXCHANGE SUBCLASS A-9 CERTIFICATES DUE MARCH 15, 2019
    FOR ANY AND ALL OUTSTANDING SUBCLASS A-9 CERTIFICATES DUE MARCH 15, 2019
                     ISSUED BY AIRPLANES PASS THROUGH TRUST
               PURSUANT TO THE PROSPECTUS DATED           , 2001

 THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON,
           2001, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

----------------------------------------------------------------------------------------------------------
             by Mail:                 by Overnight Mail or Courier:                  by Hand:
   BT Services Tennessee, Inc.         BT Services Tennessee, Inc.            Bankers Trust Company
       Reorganization Unit          Corporate Trust & Agency Services   Corporate Trust & Agency Services
         P.O. Box 292737                   Reorganization Unit           Attn: Reorganization Department
     Nashville, TN 37229-2737            648 Grassmere Park Road            Receipt & Delivery Window
                                           Nashville, TN 37211          123 Washington Street, 1(st) Floor
       Fax: (615) 835-3701                                                      New York, NY 10006
                                           Confirm by Telephone
                                              (615) 835-3572               Information: (800) 735-7777
----------------------------------------------------------------------------------------------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     The undersigned acknowledges receipt and reviewed the Prospectus dated , 2001 (the "Prospectus"), of Airplanes Pass Through Trust, Airplanes Limited and Airplanes U. S. Trust (together, "Airplanes Group"), and this letter of transmittal (the "Letter"), which together constitute Airplanes Pass Through Trust's offer (the "Exchange Offer") to exchange $1,000 in principal amount of its Subclass A-9 Certificates due March 15, 2019 (the "New Certificates") for each $1,000 in principal amount of its issued and outstanding Subclass A-9 Certificates due March 15, 2019 (the "Old Certificates"). Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

     For each Old Certificate accepted for exchange and not validly withdrawn, the holder of such Old Certificate will receive a New Certificate having a principal amount at maturity equal to that of the surrendered Old Certificate. If the Exchange Offer is not consummated by December 17, 2001, interest will accrue from and including December 17, 2001 and will be payable in cash monthly in arrears on the 15th day of each month, at a rate per annum equal to 0.50% per annum over the rate then applicable to the Old Certificates (the "Additional Interest"). Upon the consummation of the Exchange Offer after December 17, 2001, the Additional Interest payable on the Old Certificates will cease to accrue from the date of such consummation and all accrued and unpaid Additional Interest as of the consummation of the Exchange Offer shall be paid promptly thereafter to the holders of record of the Old Certificates immediately prior to the time of such occurrence. Following the consummation of the Exchange Offer the interest terms of the Old Certificates that are not exchanged shall revert to the original terms set forth in the Certificates as described on the cover page of the Offering Memorandum dated March 8, 2001 with respect to the Old Certificates. Holders of Old Certificates accepted for exchange will be deemed to have waived the right to receive any other payments or accrued interest on the Old Certificates.

Airplanes Group expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance of any Old Certificates, by giving oral or written notice of such extension to the Exchange Agent and notice of such extension to the holders as described in the next sentence, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended. Airplanes Group shall notify the holders of the Old Certificates of any extension by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Notwithstanding the foregoing, pursuant to the Registration Rights Agreement, Airplanes Group has agreed to keep the Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the holders of the Old Certificates (or longer if required by applicable law).

     Either this Letter or an Agent's Message is to be completed by a holder of Old Certificates (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the holder of such Old Certificates) in order to tender Old Certificates. All deliveries of Old Certificates must be made by book-entry transfer to the account maintained by the Exchange Agent at The Depositary Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in the Prospectus under "The Exchange Offer -- Book-Entry Transfer". Holders of Old Certificates who are unable to deliver confirmation of the book-entry tender of their Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility (a "Book-Entry Confirmation") or all other documents required by this Letter to the Exchange Agent on or prior to the Expiration Date, must tender their Old Certificates according to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures". See Instruction 1. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     The undersigned has completed the appropriate boxes below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

     List below the subclass(es) of Old Certificates to which this Letter relates. If the space provided below is inadequate, the principal amount at maturity of such subclass of Old Certificates should be listed on a separate signed schedule affixed hereto.
--------------------------------------------------------------------------------
                        DESCRIPTION OF OLD CERTIFICATES

---------------------------------------------------------------------------------------------------------------------
                                                      1                        2                        3
---------------------------------------------------------------------------------------------------------------------
        NAME(S) AND ADDRESS(ES) OF                                    AGGREGATE PRINCIPAL
        HOLDER(S) (PLEASE FILL IN,             SUBCLASS OF OLD         AMOUNT AT MATURITY      PRINCIPAL AMOUNT AT
                IF BLANK)                   CERTIFICATES TENDERED    OF OLD CERTIFICATE(S)      MATURITY TENDERED*
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                             TOTAL
---------------------------------------------------------------------------------------------------------------------

  * Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Certificates represented by the Old Certificates indicated in column 1. See instruction 2. Old Certificates tendered hereby must be in denominations of principal amount at maturity of $1,000 and any integral multiple thereof. See Instruction 1.
--------------------------------------------------------------------------------

[ ] CHECK HERE IF TENDERED OLD CERTIFICATES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

     Name of Tendering Institution:

    The Depository Trust Company Account Number          Transaction Code Number
    ------------------------------------------------------
    ------------------------------

     By crediting the Old Certificates to the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's Automated Tender Offer program ("ATOP") and by complying with applicable ATOP procedures with respect to the Exchange Offer, including transmitting a computer-generated message (an "Agent's Message") to the Exchange Agent in which the holder of the Old Certificates acknowledges and agrees to be bound by the terms of this Letter, the participant in the Book-Entry Transfer Facility confirms on behalf of itself and the beneficial owners of such Old Certificates all provisions of this Letter applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this Letter to the Exchange Agent.

[ ] CHECK HERE IF TENDERED OLD CERTIFICATES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

    Name(s) of Holder(s)
    Name of Institution which guaranteed delivery
    The Depositary Trust Company Account Number          Transaction Code Number
    ------------------------------------------------------
    ------------------------------

[ ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

    Name:
    Address:

     You are entitled to receive as many copies as you may reasonably request and if you need more than 10 copies, please so indicate by a notation below.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

LADIES AND GENTLEMEN:

     Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to Airplanes Group the aggregate principal amount at maturity of the Subclass A-9 Old Certificates indicated above. Subject to, and effective upon, the acceptance for exchange of the Old Certificates tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, Airplanes Group all right, title and interest in and to such Old Certificates as are being tendered hereby. Each participant in the Book-Entry Transfer Facility transmitting by means of the Book-Entry Transfer Facility a computer-generated message forming part of a Book-Entry Confirmation, on behalf of itself and the beneficial owner of the Old Certificates tendered thereby, acknowledges receipt of the Prospectus and this Letter and agrees to be bound by the terms and conditions of the Exchange Offer as set forth in the Prospectus and this Letter.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Old Certificates tendered hereby and that Airplanes Group will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by Airplanes Group. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact with full power of substitution, for purposes of delivering this Letter and the Old Certificates to Airplanes Group. The Power of Attorney granted in this paragraph shall be deemed irrevocable from and after the Expiration Date and coupled with an interest.

     The undersigned also acknowledges that this Exchange Offer is being made by Airplanes Group in reliance on an interpretation by the staff of the Securities and Exchange Commission (the "SEC"), as set forth in no-action letters issued to third parties, that the New Certificates issued in exchange for the Old Certificates pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer, as set forth below, or any such holder that is an "affiliate" of Airplanes Group within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of such New Certificates. By tendering, each holder of Old Certificates represents to Airplanes Group that (i) the New Certificates acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New,Certificates whether or not such person is such holder, (ii) neither the holder of Old Certificates nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Certificates, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive New Certificates for its own account in exchange for Old Certificates, neither the holder nor any such other person is engaged in or intends to participate in a distribution of such New Certificates and (iv) neither the holder nor any such other person is an "affiliate" of Airplanes Group within the meaning of Rule 405 under the Securities Act. By tendering each holder of Old Certificates that is a broker-dealer (whether or not it is also an "affiliate" of Airplanes Group) that will receive New Certificates for its own account pursuant to the Exchange Offer, represents that the Old Certificates to be exchanged for the New Certificates were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Certificates; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The undersigned acknowledges that in reliance on an interpretation by the staff of the SEC, a broker-dealer may fulfill his prospectus delivery requirements with respect to the New Certificates (other than a resale of an unsold allotment from the original sale of the Old Certificates) with the Prospectus which constitutes part of this Exchange Offer.

     The undersigned will, upon request, execute and deliver any additional documents deemed by Airplanes Group to be necessary or desirable to complete the sale, assignment and transfer of the Old Certificates tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. The tender may be withdrawn only in accordance with the procedure set forth in "The Exchange Offer -- Withdrawal Rights" section of the Prospectus.

     Unless otherwise indicated herein in the box entitled "Special Issuance Instructions" below, please credit the account indicated above maintained at the Book-Entry Transfer Facility.

     THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF OLD CERTIFICATES" ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD CERTIFICATES AS SET FORTH IN SUCH BOX ABOVE.

                         SPECIAL ISSUANCE INSTRUCTIONS
                           (SEE INSTRUCTIONS 3 AND 4)

        To be completed ONLY if New Certificates and/or if Old Certificates delivered by book-entry transfer which are not accepted for exchange are to be credited to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

   Issue:  New Certificates and/or Old Certificates to:

   Name(s)
                                 (Please Type or Print)
                             (Please Type or Print)
   Address
                                   (Zip Code)
                  (Tax Identification or Social Security No.)

   [ ] Credit New Certificates and/or unexchanged Old Certificates to the Book-Entry Transfer Facility account set forth below.
                   (Book-Entry Transfer Facility Account Number)

     IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF OR AN AGENT'S MESSAGE (TOGETHER WITH A BOOK-ENTRY CONFIRMATION AND ANY OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON OR PRIOR TO THE EXPIRATION DATE.

                 PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL
                   CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

                                PLEASE SIGN HERE
                            (TO BE COMPLETED BY ALL
                               TENDERING HOLDERS)

   Dated:  , 2001
   X    , 2001
   X    , 2001
       Signature(s) of
     OwnerDate
   Area Code and Telephone Number
        If a holder is tendering any Old Certificates, this Letter must be signed by the person in whose name such Old Certificates are registered on the security position listing maintained by DTC or by any person(s) authorized to become holder(s) by documents transmitted herewith. If the signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See instruction 3.

   Name(s):
                             (Please Type or Print)
   Capacity:
   Address:
                              (Including Zip Code)
                              SIGNATURE GUARANTEE
                         (IF REQUIRED BY INSTRUCTION 3)

   Signature(s) Guaranteed by
   an Eligible Institution:
                                        (Authorized Signature)
                                    (Title)
                                (Name and Firm)
   Dated:

                                  INSTRUCTIONS

       FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER FOR
        SUBCLASS A-9 CERTIFICATES DUE MARCH 15, 2019 IN EXCHANGE FOR THE CURRENTLY ISSUED AND OUTSTANDING SUBCLASS A-9 CERTIFICATES DUE MARCH 15, 2019
                        OF AIRPLANES PASS THROUGH TRUST

1.   DELIVERY OF THIS LETTER AND CERTIFICATES; GUARANTEED DELIVERY PROCEDURES.

     Either this Letter or an Agent's Message is to be completed by holders (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the holder of such Old Certificates) in order to tender Old Certificates. All tenders must be made pursuant to the procedures for delivery by book-entry transfer set forth in the Prospectus under "The Exchange Offer -- Book-Entry Transfer". Book-Entry Confirmation, as well as either (i) a properly completed and duly executed Letter (or manually signed facsimile hereof) and all other documents required by this Letter or (ii) an Agent's Message, must be received by the Exchange Agent on or prior to the Expiration Date, or the tendering holder must comply with the guaranteed delivery procedures set forth below. Old Certificates tendered hereby must be in denominations of principal amount at maturity of $1,000 and any integral multiple thereof.

     Certificateholders who cannot deliver all required documents to the Exchange Agent on or prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Certificates pursuant to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures". Pursuant to such procedures, (i) such tender must be made through an Eligible Institution, (ii) on or prior to the Expiration Date, the Exchange Agent must receive from such Eligible Institution either a properly completed and duly executed Letter (or a facsimile thereof) or a properly transmitted Agent's Message and Notice of Guaranteed Delivery, substantially in the form provided by Airplanes Group (by telegram, telex facsimile transmission, mail or hand delivery), setting forth the name and address of such holder of Old Certificates and the amount of the Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, a Book-Entry Confirmation, and all other documents required by the Letter will be deposited by the Eligible Institution with the Exchange Agent, and (iii) Book-Entry Confirmation and all other documents required by this Letter, are received by the Exchange Agent, within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

     The method of delivery of this Letter, the Old Certificates and all other documents required by this Letter is at the election and risk of the tendering holders, but the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If required documents are sent by mail, it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on or prior to the Expiration Date. No Letters should be sent to Airplanes Group.

     See the Prospectus under "The Exchange Offer".

2.   TENDER BY HOLDER.

     Only a holder of record as of           , 2001 may tender such Old
Certificates in the Exchange Offer. Any beneficial owner of Old Certificates who wishes to tender should arrange with The Depository Trust Company ("DTC"), a participant whose name appears on a security position maintained by DTC or the owner of the Old Certificates to execute and deliver this Letter or an Agent's Message on his or her behalf.

3. SIGNATURES ON THIS LETTER; BOND POWERS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES.

     If this Letter is signed by the DTC participant whose name appears on a security position maintained by DTC, the signature must correspond exactly with such participant's name as it appears on a security position maintained by DTC listing such participant as the owner of the Old Certificates, without any change whatsoever.

     If any tendered Old Certificates are owned of record by two or more joint owners, all of such owners must sign this Letter.

     When this Letter is signed by the holders of the Old Certificates specified herein and tendered hereby, no separate bond powers are required. If, however, the New Certificates are to be issued, or any untendered Old Certificates are to be reissued, to a person other than the holder, then separate bond powers are required. Signatures on such bond powers must be guaranteed by an Eligible Institution.

     If this Letter or any bond powers are signed by the trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by Airplanes Group, proper evidence satisfactory to Airplanes Group of their authority to so act must be submitted.

     SIGNATURES ON BOND POWERS REQUIRED BY THIS INSTRUCTION 3 MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL SECURITIES EXCHANGE OR A MEMBER OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY HAVING AN OFFICE OR CORRESPONDENT IN THE UNITED STATES (AN "ELIGIBLE INSTITUTION").

     SIGNATURES ON THIS LETTER NEED NOT BE GUARANTEED BY AN ELIGIBLE INSTITUTION
IF: (I) THIS LETTER IS SIGNED BY ANY PARTICIPANT IN DTC WHOSE NAME APPEARS ON A SECURITY POSITION LISTING MAINTAINED BY DTC AS THE OWNER OF THE OLD CERTIFICATES AND SUCH PERSON HAS NOT COMPLETED THE BOX ENTITLED "SPECIAL ISSUANCE INSTRUCTIONS" ON THIS LETTER, OR (II) THE OLD CERTIFICATES ARE TENDERED FOR THE ACCOUNT OF AN ELIGIBLE INSTITUTION.

4.   SPECIAL ISSUANCE INSTRUCTION.

     Tendering holders of Old Certificates should indicate in the box the DTC account to which New Certificates issued pursuant to the Exchange Offer and/or substitute Old Certificates not exchanged are to be issued, if different from the DTC account of the person signing this Letter. The employer identification or social security number of the person named must also be indicated. If no such instructions are given, such New Certificates and/or Old Certificates not exchanged will be credited to the DTC account of the person signing this Letter.

5.   TRANSFER TAXES.

     Airplanes Group will pay all transfer taxes, if any, applicable to the transfer of Old Certificates to it or its order pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the transfer of Old Certificates to Airplanes Group or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

6.   WAIVER OF CONDITIONS.

     Airplanes Group reserves the absolute right to waive satisfaction of any or all conditions enumerated in the Prospectus.

7.   NO CONDITIONAL TENDERS.

     No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Old Certificates, by execution of this Letter, shall waive any right to receive notice of the acceptance of their Old Certificates for exchange.

     Neither Airplanes Group, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Old Certificates nor shall any of them incur any liability for failure to give any such notice.

8.   REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

     Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter, may be directed to the Exchange Agent, at the address and telephone and facsimile numbers indicated above.

9.   INCORPORATION OF LETTER OF TRANSMITTAL.

     This Letter shall be deemed to be incorporated in and acknowledged and accepted by any tender through the Book-Entry Transfer Facility's ATOP procedures by any participant in the Book-Entry Transfer Facility on behalf of itself and the beneficial owners of any Old Certificates so tendered.